APPENDIX B

                                CUSTODY AGREEMENT


         Effective December 31, 2007, the following open-end management investment companies ("Funds") are parties to the Custody Agreement dated October 30, 1995, as amended, between UMB Bank, n.a. and the Funds and agree to be bound by all terms and conditions in said agreement and any amendments thereto.

         UMB Scout Funds, on behalf of its series:
                  UMB Scout Stock Fund
                  UMB Scout Growth Fund
                  UMB Scout Mid Cap Fund
                  UMB Scout Small Cap Fund
                  UMB Scout International Fund, formerly UMB Scout Worldwide Fund UMB Scout International Discovery Fund UMB Scout Bond Fund UMB Scout Money Market Fund - Federal Portfolio UMB Scout Money Market Fund - Prime Portfolio UMB Scout Tax-Free Money Market Fund





                                            UMB SCOUT FUNDS


                                             /s/ Gary W. DiCenzo
                                            -----------------------------
                                            By: Gary W. DiCenzo
                                            Title:  President
                                            Date:   11/15/07

                                            UMB BANK, N.A.


                                             /s/ Bonnie L. Johnson
                                            -----------------------------
                                            By:  Bonnie L. Johnson
                                            Title:  Vice President
                                            Date:   11/15/07